UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington	000-31031	75-2743995
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2007, Airspan Networks Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC and Stephens Inc. (collectively, the “Underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 15,000,000 shares (the “Shares”) of the Company’s authorized but previously unissued common stock, par value $0.0003 per share (the “Common Stock”) at a public offering price of $2.00 per Share. The resulting aggregate net proceeds to the Company from this Common Stock offering after an underwriting discount totaling approximately $1.8 million, but before expenses, will be approximately $28.2 million (assuming no exercise of the Underwriters’ over-allotment option). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days after the date of the Underwriting Agreement, to purchase up to an additional 2,250,000 shares of Common Stock to cover over-allotments, if any.

The offering is being made under a prospectus supplement and related prospectus pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-143667) initially filed with the Securities and Exchange Commission on June 11, 2007. The Underwriters’ obligations to purchase the Shares are subject to the satisfaction of certain customary closing conditions, including receipt of legal opinions and approval of legal matters by their respective counsels. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to the payments the Underwriters may be required to make in respect of these liabilities. Subject to certain exceptions, the Company, all of the Company’s directors and executive officers and certain of the Company’s shareholders also agreed not to sell or transfer any Common Stock held by them for 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Needham & Company, LLC. The closing of the sale of 15,000,000 Shares is scheduled to occur on or about September 26, 2007.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing is a summary of the terms of the Underwriting Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, copies of which are attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated as of September 20, 2007, among the Company, Needham & Company, LLC and Stephens Inc.

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP. Reference is made to Exhibit 5.1.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS INC.

By:	/s/ David Brant

David Brant
Senior Vice President and Chief Financial Officer

Date: September 20, 2007

EXHIBIT LIST

1.1	Underwriting Agreement, dated as of September 20, 2007, among the Company, Needham & Company, LLC and Stephens Inc.
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Dorsey & Whitney LLP. Reference is made to Exhibit 5.1